UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Preliminary Proxy Statement
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☒ Soliciting Material Pursuant to §240.14a-12

OFFICEMAX INCORPORATED
(Name of Registrant as Specified In Its Charter)

K CAPITAL OFFSHORE MASTER FUND (U.S. DOLLAR), L.P.
SPECIAL K CAPITAL OFFSHORE MASTER FUND (U.S. DOLLAR), L.P.
C/O K CAPITAL PARTNERS, LLC
75 Park Plaza
Boston, MA 02116
(617) 646-7728
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On April 25, 2005, OfficeMax Incorporated publicly announced, with the concurrence of K Capital, that “it has settled a potential proxy contest with K Capital Offshore Master Fund (U. S. Dollar), L.P. and Special K Capital Offshore Master Fund (U. S. Dollar), L.P. (collectively, “K Capital”) in connection with the election of directors at the 2005 Annual Meeting of Shareholders of OfficeMax.  The annual meeting is scheduled for May 9, 2005.  K Capital has withdrawn its nomination of a candidate for election to the Board of Directors of OfficeMax at the upcoming Annual Meeting.  The withdrawal is based on OfficeMax’s stated willingness to appoint an additional independent director to the Company’s Board of Directors at the end of June 2005 and to give active consideration in good faith to a candidate or candidates proposed by K Capital for such position.  George J. Harad, currently the Executive Chairman of the Board of OfficeMax, previously announced his intent to resign from the OfficeMax Board as of June 30, 2005.  Sam Duncan, OfficeMax’s newly-appointed President and Chief Executive Officer, is expected to be appointed to the Board at that time.”

K Capital managing director Brian Steck was quoted in OfficeMax’s April 25, 2005 press release as follows:  “We are pleased to be able to work constructively with OfficeMax toward the shared goal of enhancing both the long and short term value of the company.”

To the extent, if any, that the foregoing public statement by Mr. Steck may be deemed to require filing pursuant to Rule 14a-12 under the Securities Exchange Act of 1934, in connection with the solicitation of proxies that was heretofore carried on by K Capital, it is being so filed.

In connection with OfficeMax Incorporated’s upcoming Annual Meeting, K Capital has filed, and, prior to the public announcement described above, had planned to circulate, a proxy statement with the Securities and Exchange Commission (SEC).  HOWEVER, K CAPITAL IS NO LONGER SOLICITING PROXIES FOR USE AT THE ANNUAL MEETING.  OfficeMax Shareholders had been urged to read the proxy statement when it became available because it contained important information about the identity of the participants in the solicitation (including, in addition to K Capital, K Capital’s nominee, Karl L. Meyer, and K Capital’s affiliates, K Capital Partners, LLC, Harwich Capital Partners, LLC and Abner Kurtin) and a description of their direct and indirect interests, by security holdings or otherwise.  A copy of the proxy statement can be obtained for free by accessing the SEC’s website at www.sec.gov.